CONSENT OF INDEPENDENT AUDITORS

The Trustees and Shareholders
Evergreen Select Equity Trust

We consent to the use of our report dated September 7, 2001 for Evergreen Equity Index Fund, portfolio of Evergreen Select Equity Trust, incorporated herein by reference and to the reference to our firm under the caption "FINANCIAL STATEMENTS AND EXPERTS" in the Prospectus/Proxy Statement.

                                                     /s/ KPMG LLP


Boston, Massachusetts
February 6, 2002